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                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

                       TO INDENTURE DATED AUGUST 15, 1997

     THIS SUPPLEMENTAL INDENTURE dated as of March 15, 2001, is delivered pursuant to Section 4.11 of the Indenture dated as of August 15, 1997 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "1997 Indenture") among OUTDOOR COMMUNICATIONS, INC., a Delaware corporation, certain of its subsidiaries (the "Guarantors") and FIRST UNION NATIONAL BANK, a national banking corporation, as Trustee (the "Trustee") (all terms used herein without definition having the meanings ascribed to them in the 1997 Indenture).

     The undersigned hereby agrees that:

     1. The undersigned is a Guarantor under the 1997 Indenture with all of the rights and obligations of the Guarantors thereunder.

     2. The undersigned has granted, ratified and confirmed, in the form and substance of Exhibit B to the 1997 Indenture, the Guarantee provided for by
Article XI of the 1997 Indenture.

     3. The undersigned hereby represents and warrants that the representations and warranties set forth in the 1997 Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

     4. All notices, requests and other communications provided for in the 1997 Indenture should be delivered to the undersigned at the following address:

     Keith A. Istre
     Vice President - Finance and
     Chief Financial Officer
     Lamar Media Corp. and its Subsidiaries
     5551 Corporate Blvd.
     Baton Rouge, LA 70808

     5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 1997 Indenture.

     6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

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     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                       Guarantor:

                       Lamar Hardy Outdoor Advertising, Inc.


                       By: /s/ Keith A. Istre
                           ----------------------------------------------------
                           Keith A. Istre
                           Vice President - Finance and Chief Financial Officer

Attest:

By: /s/ James R. McIlwain
    ---------------------------------
    James R. McIlwain, Secretary

Accepted:

FIRST UNION NATIONAL BANK, as Trustee


By: /s/ James Long
    ---------------------------------
Title: Assistant Vice President
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                        ADDITIONAL SUBSIDIARY GUARANTORS

Lamar G&H Outdoor Advertising, L.L.C.

Superior Outdoor Advertising, Inc.

Custom Leasing Realty, Inc.

Arkansas Outdoor Advertising Co.

Outdoor Marketing Systems, Inc.

Outdoor Marketing Systems, L.L.C.

Able Outdoor, Inc.